Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John DiLullo, the Chief Executive Officer of PagerDuty, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of PagerDuty, Inc. for the fiscal quarter ended July 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of PagerDuty, Inc.

Date: August 27, 2026	/s/ John DiLullo
John DiLullo
Chief Executive Officer
(Principal Executive Officer)

I, Eric Prengel, the Chief Financial Officer of PagerDuty, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of PagerDuty, Inc. for the fiscal quarter ended July 31, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of PagerDuty, Inc.

Date: August 27, 2026	/s/ Eric Prengel
Eric Prengel
Chief Financial Officer
(Principal Financial Officer)